                                                                    Exhibit 10.3

                     EXECUTIVE SALARY CONTINUATION AGREEMENT

        This Agreement is made and entered into this 13 day of October, 1993, by and between Plumas Bank, a corporation organized under the laws of the state of California (the "Employer"), and William E. Elliott, an individual residing in the state of California (hereinafter referred to as the "Executive").

                                    RECITALS

WHEREAS, the Executive is an employee of the Employer and is serving as its President and Chief Executive Officer;

WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

WHEREAS, it is deemed to be in the best interests of the Employer to provide the Executive with certain salary continuation benefits, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Employer's employment; and

WHEREAS, the Executive and the Employer wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Executive, or to the Executive's spouse or the Executive's designated beneficiaries, as the case may be;

NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

                                    AGREEMENT

1. TERMS AND DEFINITIONS.

1.1. ADMINISTRATOR. The Employer shall be the "Administrator" and, solely for the purposes of ERISA, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

1.2. ANNUAL BENEFIT. The term "Annual Benefit" shall mean an annual sum of Seventy-Five Thousand Dollars ($75,000) multiplied by the Applicable Percentage (defined below) and then reduced to the extent required: (i) under the other provisions of this Agreement; (ii) by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; and (iii) in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

1.3. APPLICABLE PERCENTAGE. The term "Applicable Percentage" shall mean that percentage listed on Schedule "A" attached hereto which is adjacent to the number of complete years (with a "year" being the performance of personal services for or on behalf of the Employer as an employee for a period of 365 days) which have elapsed starting from the Effective Date of this Agreement and ending on the date payments are to first begin under the terms of this Agreement. In the event that Executive's employment with Employer is terminated other than by reason of death, disability, Retirement or voluntary termination on the part of Executive, Executive shall be deemed for purposes of determining the number of complete years to have completed a year of service in its entirety for any partial year of service after the last anniversary date of the Effective Date during which the Executive's employment is terminated.

1.4. BENEFICIARY. The term "beneficiary" or "designated beneficiary" shall mean the person or persons whom the Executive shall designate in a valid Beneficiary Designation, a copy of which is attached hereto as Exhibit "B", to receive the benefits provided hereunder. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part hereof and is received by the Administrator prior to the Executive's death.

1.5 THE CODE. The "Code" shall mean the Internal Revenue code of 1986, as amended ( the "Code").

1.6. DISABILITY/DISABLED. The term "Disability" or "Disabled" shall have the same meaning given such term in the principal disability insurance policy covering the Executive, which is incorporated herein by reference. In the event the Executive is not covered by a disability policy containing a definition of "Disability" or "Disabled," these terms shall mean an illness or incapacity which, having continued for a period of one hundred and eighty (180) consecutive days, prevents the Executive from adequately performing the Executive's regular employment duties. The determination of whether the Executive is Disabled shall be made by an independent physician selected by mutual agreement of the parties.

1.7. EARLY RETIREMENT DATE. The term "Early Retirement Date" shall mean the Retirement (as defined below) of the Executive on a date which occurs after the date upon which the Executive has, measured in the aggregate and from the date of this Agreement to the date of the Executive's Retirement, been employed by the Employer for no less than ten (10) years.

1.8. EFFECTIVE DATE. The term "Effective Date" shall mean the date upon which this Agreement was entered into by the parties, as first written above.

1.9. ERISA. The term "ERISA" shall mean the Retirement Income-security Act of 1974, as amended.

1.10. PLAN YEAR. The term "Plan Year" shall mean the Employer's calendar year.

1.11. RETIREMENT. The term "Retirement" or "Retires" shall refer to the date which the Executive acknowledges -in writing to Employer to be the last day he will provide any significant personal services, whether as an employee, director or independent consultant or contractor, to Employer or to, for, or on behalf of, any other business entity conducting, performing or making available to any person or entity banking or other financial services of any kind. For purposes of this Agreement, the phrase "significant personal services" shall mean more than ten (10) hours of personal services rendered to one or more individuals or entities in any thirty (30) day period.

1.12. SURVIVING SPOUSE. The term "Surviving Spouse" shall mean the person, if any, who shall be legally married to the Executive on the date of the Executive's death.

2. SCOPE. PURPOSE AND EFFECT.

2.1. CONTRACT OF EMPLOYMENT. Although this Agreement is intended to provide the Executive with an additional incentive to remain in the employ of the Employer, this Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer nor shall any provision of this Agreement restrict or expand the right of the Employer to terminate the Executive's employment. This Agreement shall have no impact or effect upon any separate written Employment Agreement which the Executive may have with the Employer, it being the parties' intention and agreement that unless this Agreement is specifically referenced in said Employment Agreement (or any modification thereto), this Agreement (and the Employer's obligations hereunder) shall stand separate and apart and shall have no effect upon, nor be affected by, the terms and provisions of said Employment Agreement.

2.2. FRINGE BENEFIT. The benefits provided by this Agreement are granted by the Employer as a fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

3. PAYMENTS UPON OR AFTER RETIREMENT.

3.1. PAYMENTS UPON RETIREMENT. If the Executive shall remain in the continuous employment of the Employer until attaining sixty-five (65) years of age, the Executive shall be entitled to be paid the Annual Benefit, as defined above, for a period of fifteen (15) years, in One Hundred Eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive Retires or upon such later date as may be mutually agreed upon by the Executive and the Employer in advance of said Retirement date. At the Employer's sole and absolute discretion, the Employer may increase the Annual Benefit as and when the Employer determines the same to be appropriate in order to reflect a substantial change in the cost of living. Notwithstanding anything contained herein to the contrary, the Employer shall have no obligation hereunder to make any such cost-of-living adjustment.

3.2. PAYMENTS IN THE EVENT OF DEATH AFTER RETIREMENT. The Employer agrees that if the Executive Retires, but shall die before receiving all of the One Hundred Eighty (180) monthly payments described in paragraph 3.1 above, the Employer will make the remaining monthly payments, undiminished and on the same schedule as if the Executive had not died, to the Executive's designated beneficiary. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the term of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

4. PAYMENTS IN THE EVENT DEATH OR DISABILITY OCCURS PRIOR TO RETIREMENT.

4.1 PAYMENTS IN THE EVENT OF DEATH PRIOR TO RETIREMENT. In the event the Executive should die while actively employed by the Employer at any time after the Effective Date of this Agreement, but prior to attaining sixty-three (63) years of age or if the Executive chooses to work after attaining Sixty-Three
(63) years of age, but dies before Retirement, the Employer agrees to pay the Annual Benefit for a period of fifteen (15) years in One Hundred Eighty (180) equal monthly installments, with each installment to be paid on the first of each month beginning with the month following Executive's death, to the Executive's designated beneficiary with the Applicable Percentage determined by the applicable years of service, including years of service with Employer prior to execution of this Agreement, at the time of death, as set forth on Schedule "A". If a valid Beneficiary Designation is not in effect, then the amounts due to the Executive under the terms of this Agreement shall be paid to the Executive's Surviving Spouse as set forth above. If the Executive leaves no Surviving Spouse, the amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate as set forth above.

4.2. PAYMENTS IN THE EVENT OF DISABILITY PRIOR TO RETIREMENT. In the event the Executive becomes Disabled while actively employed by the Employer at any time after the date of this Agreement but prior to Retirement, the Executive shall:
(i) continue to be treated during such period of Disability as being gainfully employed by the Employer but shall not add applicable years of service for the purpose of determining the Annual Benefit; and (ii) be entitled to be paid the Annual Benefit, as set forth on Schedule "A", for fifteen (15) years, as determined by the applicable years of service at the time of disability, as defined above, in One Hundred Eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the earlier of (1) the month in which the Executive attains sixty-five
(65) years of age; or (2) the date upon which the Executive is no longer entitled to receive Disability benefits under the Executive's principal Disability insurance policy and does not, at such time, return to and thereafter fulfill the responsibilities associated with the employment position held

4.2. PAYMENTS IN THE EVENT OF DISABILITY PRIOR TO RETIREMENT. (CONTINUED) with the Employer prior to becoming Disabled by reason of such Disability continuing. Notwithstanding the foregoing, in the event Executive should die while actively or gainfully employed by the Employer at any time after the Effective Date of this Agreement and prior to attaining the age of sixty-five (65) years of age, the payments provided in Paragraph 4.1 shall be paid in lieu of the payments provided in this Paragraph 4.2, provided that Executive or his legal representative shall have not elected to take the benefits provided by Paragraph 5.

5. PAYMENTS IN THE EVENT EMPLOYMENT IS TERMINATED OTHER THAN BY DEATH, DISABILITY, OR RETIREMENT. As indicated in Paragraph 2 above, the Employer reserves the right to terminate the Executive's employment, with or without cause but subject to any written employment agreement which may then exist, at any time prior to the Executive's Retirement. In the event that the employment of the Executive shall be terminated, for any reason, including voluntary termination by the Executive, but other than by reason of Disability except as provided in Paragraph 4.2, death or Retirement, the Executive or his legal representative shall be entitled to be paid the Annual Benefit for a period of fifteen (15) years, as determined by the applicable years of service at the time of the Executive's termination of employment with the Employer, in One Hundred Eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive attains sixty-five (65) years of age or, if earlier, beginning with the month following the Executive's death.

6. PAYMENTS IN THE EXECUTIVE ELECTS EARLY RETIREMENT. The Executive shall have the right to elect to receive the Annual Benefit prior to attaining sixty-five
(65) years of age if he chooses to Retire on a date which constitutes an Early Retirement Date as defined in subparagraph 1.7 above. In the event the Executive elects to Retire on a date which constitutes an Early Retirement Date, the Executive shall be entitled to be paid the Annual Benefit for a period of fifteen (15) years, as set forth on Schedule "A" and determined by the applicable years of service at the time of early retirement, as defined above, in One Hundred Eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Early Retirement Date occurs.

7. RIGHT TO DETERMINE FUNDING METHODS. The Employer reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Executive, the Executive's spouse or the Executive's beneficiaries under the terms of this Agreement. In the event that the Employer elects to fund this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Employer shall determine the ownership and beneficial interests of any such policy of life insurance or annuity. The Employer further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other device used to fund its obligations under this Agreement, at any time, in whole or in part. Consistent with Paragraph 9 below, neither the Executive, the Executive's spouse nor the Executive's beneficiaries shall have any right, title or interest in or to any funding source or amount utilized by the Employer pursuant to this Agreement, and any such funding source or amount shall not, constitute security for the performance of the Employer's obligations pursuant to this Agreement. In connection with the foregoing, the Executive agrees to execute such documents and undergo such medical examinations or tests which the Employer may request and which may be reasonably necessary to facilitate any funding for this Agreement including, without limitation the Employer's acquisition of any policy of insurance or annuity. Furthermore, a refusal by the Executive to consent to participate in and undergo any such medical examinations or tests shall result in the immediate termination of this Agreement and the immediate forfeiture by the Executive, the Executive's spouse and the Executive's beneficiaries of any and all rights to payment hereunder.

8. CLAIMS PROCEDURE. The Employer shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, the Employer shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Employer denying a claim by the Executive, the Executive's spouse, or the Executive's beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Executive, the Executive's spouse or the Executive's beneficiary, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Employer shall provide the Executive, the Executive's spouse or the Executive's beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

9. STATUS OF AN UNSECURED GENERAL CREDITOR. Notwithstanding anything contained herein to the contrary: (i) neither the Executive, the Executive's spouse and the Executive's beneficiary shall have any legal or equitable rights, interests or claims in or to any specific property or assets of the Employer; (ii) none of the Employer's assets shall be held in or under any trust for the benefit of the Executive, the Executive's spouse or the Executive's beneficiary or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement; (iii) all of the Employer's assets shall be and remain the general unpledged and unrestricted assets of the Employer; (iv) the Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay money in the future; and (v) the Executive, the Executive's spouse and the Executive's beneficiary shall be unsecured general creditors with respect to any benefits which may be payable under the terms of this Agreement.

10. COVENANT NOT TO INTERFERE. The Executive agrees not to take any action which prevents the Employer from collecting the proceeds of any life insurance policy which the Employer may happen to own at the time of the Executive's death and of which the Employer is the designated beneficiary.

11. MISCELLANEOUS.

11.1 OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL. The Executive acknowledges that he has been afforded the opportunity to consult with independent counsel of his choosing regarding both the benefits granted to him under the terms of this Agreement and the terms and conditions which may affect the Executive's right to these benefits. The Executive further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

11.2. ARBITRATION OF DISPUTES. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), presently located at 111 pine Street, suite 710, in San Francisco, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), presently located at 417 Montgomery Street, in San Francisco, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Quincy, California, unless otherwise agreed to by the parties.

11.3. ATTORNEYS' FEES. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

11.4. NOTICE. Any notice required or permitted of either the Executive or the Employer under this Agreement shall be deemed to have been duly given, if by personal delivery upon the date received by the party or its authorized representative. If by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission. and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

If to the Employer:

        Plumas Bank
        P.O. Box 10150 Quincy, California 95971
        Attn: Mr. Jerry V. Kehr

If to the Executive:

        William E. Elliott
        P.O. Box 1971
        Quincy, California 95971

11.5. ASSIGNMENT. Neither the Executive, the Executive's spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Executive, the Executive's spouse, or any designated beneficiary; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Employer shall thereupon have no further liability hereunder.

11.6. BINDING EFFECT/MERGER OR REORGANIZATION. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

11.7. NONWAIVER. The failure of either party to enforce at any time or for any period of time anyone or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

11.8. PARTIAL INVALIDITY. If any term, provision covenant or condition of this Agreement is determined by a~ arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

11.9. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

11.10. MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.


11.11. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.


11.12. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction, will be applied against any person.

11.13. GOVERNING LAW. The laws of the state of California, other than those laws denominated choice of law rules, and, where applicable, the rules and regulations of: (i) the California Superintendent of Banks; (ii) the Board of Governors of the Federal Reserve System; (iii) the Federal Deposit Insurance corporation; or (iv) any other regulatory agency or governmental authority having jurisdiction over the Employer, shall govern the validity, interpretation, construction and effect of this Agreement.

IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement on the date first above-written in the City of Quincy, Plumas County, California.

THE EMPLOYER:                                     THE EXECUTIVE:


PLUMAS BANK, a California Corporation

By:  s/s JERRY V. KEHR                            s/s WILLIAM E. ELLIOTT
     -----------------                            ------------------------

JERRY V. KEHR, Chairman                           WILLIAM E. ELLIOTT

                                   SCHEDULE A


NUMBER OF COMPLETE
YEARS WHICH HAVE ELAPSED                  APPLICABLE PERCENTAGE
------------------------                  ---------------------
1 ............................................            5.00%

2 ............................................           10.00%

3 ............................................           15.00%

4 ............................................           20.00%

5 ............................................           30.00%

6 ............................................           40.00%

7 ............................................           50.00%

8 ............................................           60.00%

9 ............................................           75.00%

10. (early retirement age 63).................           90.00%

11............................................           95.00%

12 or More....................................          100.00%

AMENDMENT TO EXECUTIVE SALARY CONTINUATION AGREEMENT

This agreement ("Agreement") is made and entered into this 29 day of September, 1995, by and between Plumas Bank, a California banking corporation ("Employer") and William E. Elliott, an individual residing in the State of California ("Executive").

WHEREAS, Employer and Executive entered into an executive salary continuation agreement dated October 13, 1993 ("Executive Agreement"), and it is the desire of the parties to amend the Executive Agreement to provide Executive with additional benefits in the event of a change in control of the Employer;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Employer and Executive agree to amend the Executive Agreement with respect to the following sections.

1. Section 5 of the Executive Agreement is hereby amended to read in the entirety as follows:

        5. PAYMENTS IN THE EVENT EMPLOYMENT IS TERMINATED OTHER THAN BY DEATH, DISABILITY, RETIREMENT OR A CHANGE OF CONTROL OF THE EMPLOYER.

As indicated in Paragraph 2 above, the Employer reserves the right to terminate the Executive's employment, with or without cause but subject to any written employment agreement which may then exist, at any time prior to the Executive's Retirement. In the event that the employment of the Executive shall be terminated, for any reason, including voluntary termination by the Executive, but other than by reason of Disability except as provided in Paragraph 4.2, death, Retirement or a change of control of the Employer as set forth in Paragraph 5.1, the Executive or his legal representative shall be entitled to be paid the Annual Benefit, as set forth in Schedule "A" for a period of fifteen
(15) years, as determined by the applicable years of service at the time of the Executive's termination of employment with the Employer, in One Hundred Eighty
(180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive terminates employment and attains sixty-five (65) years of age or, if earlier, beginning with the month following the Executive's death.

2. A new Section 5.1 is added to the Executive Agreement to read in the entirety as follows:

        5.1 TERMINATION OF EMPLOYMENT IN THE EVENT OF A CHANGE OF CONTROL.

A "Terminating Event" shall be defined as anyone of the following events: (i) merger or consolidation of the Employer where the Employer's shareholders immediately prior to the merger or consolidation will not own at least a majority of the outstanding voting shares of the Employer (or Employer's successor, if the Employer is not the surviving entity in the merger or consolidation) immediately after such merger or consolidation, (ii) a transfer of a controlling interest of the Employer (consisting of at least a majority of the outstanding voting shares of the Employer) to another corporation, individual or individuals acting in concert, or (iii) a sale or transfer of substantially all of the assets of the Employer to another entity. In the event the Executive's employment terminates with the Employer or Employer's successor within five years of a Terminating Event and the Executive gives written notice to the Employer or Employer's successor within 30 calendar days of such termination of employment that the termination is for the reason that a Terminating Event has occurred, the Executive shall be entitled to be paid the Annual Benefit with the Applicable Percentage equal to 100%, for a period of fifteen (15) years, in One Hundred Eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive's employment is terminated.

The Executive and Employer acknowledge that limitations on deductibility of the Annual Benefit for federal income tax purposes may be imposed under, but not limited to Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), and any successor to Section 280G of the Code. The increase in the Applicable Percentage pursuant to the application of this Paragraph 5.1 shall be limited to such increase in the Applicable Percentage (which increase shall not result in the Applicable Percentage being greater than 100%) that results in the greatest amount of the Annual Benefit that is deductible by the Employer for federal income tax purposes after taking into account all other compensation payments to or for the benefit of the Executive that are included in determining the deductibility of such payments under Section 280G of the Code or any successor to Section 280G of the Code. In the event that prior to the application of this Paragraph 5.1, all other compensation payments to or for the benefit of Executive results in the limitation of the deductibility by Employer of such payments under Section 280G or any successor to Section 280G of the Code, then this Paragraph 5.1 shall not be applicable.

PLUMAS BANK                                        WILLIAM E. ELLIOTT


S/S JERRY V. KEHR                                  s/s WILLIAM E. ELLIOTT

                                SECOND AMENDMENT
                                     TO THE
                   EXECUTIVE SALARY CONTINUATION AGREEMENT FOR
                               WILLIAM E. ELLIOTT


      THIS AMENDMENT is made this 16th day of February, 2000, by and between PLUMAS BANK, a corporation organized under the laws of the State of California (the "Employer") and WILLIAM E. ELLIOTT (the "Executive").

      On October 13, 1993, the Employer and the Executive executed an Executive Salary Continuation Agreement, Which was Amended on September 29, 1995 (the "Agreement"). The undersigned hereby amends, in part, said Agreement to provide the Executive with an increase the Annual Benefit from $75,000 to $110,000. Therefore, it is necessary to amend the following sections:

      Article 1.2 shall be deleted in its entirety and the following new Article
1.2 shall be added to the Agreement as follows:

      1.2 Annual Benefit. The term "Annual Benefit" shall mean an annual sum of One Hundred Ten Thousand Dollars ($110,000) multiplied by the Applicable Percentage (defined below) and then reduced to the extent required: (i) under the other provisions of this Agreement; (ii) by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; and (iii) in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

In Witness whereof, the Executive and the Employer have signed this Agreement.



          EXECUTIVE:                               EMPLOYER:

                                                   PLUMAS BANK


          s/s  WILLIAM E. ELLIOTT                  By  s/s JERRY V. KEHR
          -----------------------                      -----------------
               William E. Elliott                  Title Chairman of Board


                                        2